EXHIBIT 10.1

FIRST AMENDMENT TO EMISPHERE TECHNOLOGIES, INC.

2007 STOCK AWARD AND INCENTIVE PLAN

WHEREAS, effective as of April 20, 2007, Emisphere Technologies, Inc. (the “Company”) established the Emisphere Technologies, Inc. 2007 Stock Award and Incentive Plan (the “Plan”);

WHEREAS, Section 10(e) of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan;

WHEREAS, the Company desires to amend the Plan to increase the number of new shares reserved for issuance and delivery thereunder from 2,500,000 to 7,500,000 shares; and

WHEREAS, Section 10(e) of the Plan requires that any amendment thereto that increases the number of shares reserved for issuance and delivery under the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is at or after the date of the Board’s amendment to the Plan.

NOW THEREFORE,

The Board amends the Plan, effective March 8, 2013, as follows:

Section 4 is hereby amended by replacing Section 4(a) in its entirety with the following text:

“Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) seven million five hundred thousand (7,500,000) shares of Stock plus (ii) seven hundred sixty-five thousand five hundred sixty two (765,562) shares of stock, the number of shares that, immediately before the Effective Date, remain available for new awards under the Preexisting Plans (or, in the case of the Stock Incentive Plan for Outside Directors, remained available immediately prior to that plan’s expiration on January 29, 2007) and become available in accordance with Section 4(b) after the Effective Date; provided, however, that the total number of shares of Stock with respect to which ISOs may be granted shall not exceed the number specified in clause (i) above. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.”

Further, the Board recommends this amendment to the stockholders of the Company.

IN WITNESS WHEREOF, such amendment was adopted by resolution of the Board dated March 8, 2013.